FOR IMMEDIATE RELEASE

PRA Health Sciences, Inc. Reports First Quarter 2020 Results, Withdraws Full Year 2020 Guidance Due to Uncertain COVID-19 Impact and Provides Second Quarter 2020 Guidance

•	Net new business of $604.7 million; Net book-to-bill of 1.10 excluding reimbursement revenue

•	Net new business of $955.9 million; Net book-to-bill of 1.32 including reimbursement revenue

•	$783.7 million of total revenue; representing 8.5% growth at actual foreign exchange rates and 9.3% growth on a constant currency basis

•	GAAP net income per diluted share of $0.63 and GAAP net income of $40.7 million

•	Adjusted net income per diluted share was $1.05 and adjusted net income was $67.3 million

•	Withdrawing full year 2020 guidance due to the uncertainty around the impact of the COVID-19 pandemic on our full year results of operations

•
Providing second quarter 2020 revenue guidance of between $705 million and $740 million, GAAP net income per diluted share of between $0.32 and $0.46 and Adjusted net income per diluted share of between $0.75 and $0.90

RALEIGH, N.C., April 30, 2020 -- PRA Health Sciences, Inc. (“PRA,” "we," "us" or the “Company”) (NASDAQ: PRAH) today reported financial results for the three months ended March 31, 2020.

"During these unprecedented times, we have focused on the health and safety of employees putting into practice what we have always said about our people being our most important asset. Due to the ongoing impact of COVID-19, we have prioritized employees' well-being and have worked diligently with our customers to ensure that we mitigate the impact that this pandemic is having on their studies," said Colin Shannon, PRA's President and Chief Executive Officer.

"Our first quarter financial results were impacted by the pandemic, particularly during the latter part of the quarter, when decisions on new business were delayed and stay-at-home orders created challenges in conducting our business. However, we still produced revenue and earnings that were in line with the guidance we provided back in February. As the world started moving into lockdown we worked creatively with clients to help them find solutions for their on-going studies. Through the use of our mobile health platform and our remote monitoring technology, we were able to mitigate some of the impact the lockdown had on our financial results.

"With all the uncertainty of how this pandemic will unfold, it is extremely difficult to estimate the impact to our financial results, but we will continue to manage our business in a very fiscally responsible manner and continue to be innovative in finding solutions for our clients. We have significantly reduced our debt levels over the past few years, and we are well-positioned to weather the challenging economic conditions that we may continue to face. I would also like to add that we are extremely thankful to all those who are helping the world get through this global pandemic."

Net new business for our Clinical Research segment for the three months ended March 31, 2020 excluding reimbursement revenue was $604.7 million, representing a net book-to-bill ratio of 1.10 for the period. Net new business for our Clinical Research segment for the three months ended March 31, 2020 including reimbursement revenue was $955.9 million, representing a net book-to-bill of 1.32 for the period. During the quarter, our net new business awards were impacted by the COVID-19 pandemic as business development activities began to slow at the end of the quarter with bid-defense meetings and study award decisions being postponed due to restrictions put in place as a result of the pandemic. This net new business, excluding reimbursement revenue, contributed to an ending backlog of $4.7 billion at March 31, 2020.

For the three months ended March 31, 2020, revenue was $783.7 million, which represents growth of 8.5%, or $61.7 million, compared to the three months ended March 31, 2019 at actual foreign exchange rates. On a constant currency basis, revenue grew $67.0 million, an increase of 9.3% compared to the first quarter of 2019. By segment, the Clinical Research segment generated revenues of $726.1 million, while the Data Solutions segment generated revenues of $57.6 million.

Direct costs, exclusive of depreciation and amortization, were $403.9 million during the three months ended March 31, 2020 compared to $377.9 million for the three months ended March 31, 2019 at actual foreign exchange rates. On a constant currency basis, direct costs increased $32.5 million compared to the first quarter of 2019. The increase in direct costs continues to be driven by increased labor costs in our Clinical Research segment and increased data costs in our Data Solutions segment. Direct costs were 51.5% of revenue during the first quarter of 2020 compared to 52.3% of revenue during the first quarter of 2019.

Selling, general and administrative expenses were $107.0 million during the three months ended March 31, 2020 compared to $97.1 million for the three months ended March 31, 2019. Selling, general and administrative costs were 13.6% of revenue during the first quarter of 2020 compared to 13.4% of revenue during the first quarter of 2019.

GAAP net income was $40.7 million for the three months ended March 31, 2020, or $0.63 per share on a diluted basis, compared to GAAP net income of $44.1 million for the three months ended March 31, 2019, or $0.66 per share on a diluted basis.

EBITDA was $103.3 million for the three months ended March 31, 2020, representing a decrease of 7.9% compared to the three months ended March 31, 2019. Adjusted EBITDA was $112.1 million for the three months ended March 31, 2020, representing a decrease of 4.3% compared to the three months ended March 31, 2019.

Adjusted net income was $67.3 million for the three months ended March 31, 2020, representing a decrease of 8.1% compared to the three months ended March 31, 2019. Adjusted net income per diluted share was $1.05 for the three months ended March 31, 2020, representing a decrease of 4.5% compared to the three months ended March 31, 2019.

Guidance

The Company is withdrawing its full year 2020 guidance. Due to the uncertain scope and duration of the COVID-19 pandemic and uncertain timing of global recovery and economic normalization, the Company is unable to estimate with confidence the full-year overall impact on its global operations.

For Q2 2020, the Company expects to achieve total revenues between $705.0 million and $740.0 million, GAAP net income per diluted share of between $0.32 and $0.46, adjusted net income per diluted share of between $0.75 and $0.90, and an effective income tax rate of 23%.

Our Q2 2020 guidance assumes a EURO rate of 1.15 and a GBP rate of 1.30. All other foreign currency exchange rates are as of March 31, 2020.

A reconciliation of our non-GAAP measures, EBITDA, adjusted EBITDA, adjusted net income, adjusted net income per diluted share and our Q2 2020 guidance to the corresponding GAAP measures is included in this press release.

Conference Call Details

PRA will host a conference call at 9:00 a.m. ET on May 1, 2020, to discuss the contents of this release and other relevant topics. To participate, please dial (877) 930-8062 within the United States or (253) 336-7647 outside the United States approximately 10 minutes before the scheduled start of the call. The conference ID for the call is 7450977. The conference call will also be accessible, live via audio broadcast, on the Investor Relations section of the PRA website at investor.prahs.com. A replay of the conference call will be available online at investor.prahs.com. In addition, an audio replay of the call will be available for one week following the call and can be accessed by dialing (855) 859-2056 within the United States or (404) 537-3406 outside the United States. The replay ID is 7450977.

Additional Information

A financial supplement with first quarter 2020 results, which should be read in conjunction with this press release, may be found in the Investor Relations section of our website at investor.prahs.com in a document titled “Q1 2020 Earnings Presentation.”

About PRA Health Sciences

PRA (NASDAQ: PRAH) is a full-service global contract research organization, providing a broad range of product development and data solution services to pharmaceutical and biotechnology companies around the world. PRA’s integrated services include data management, statistical analysis, clinical trial management, and regulatory and drug development consulting. PRA’s global operations span more than 90 countries across North America, Europe, Asia, Latin America, South Africa, Australia and the Middle East, and more than 17,500 employees. Since 2000, PRA has participated in more than 4,000 clinical trials. In addition, PRA has participated in the pivotal or supportive trials that led to U.S. Food and Drug Administration or international regulatory approval of more than 95 products. To learn more about PRA, please visit www.prahs.com.

Internet Posting of Information: The Company routinely posts information that may be important to investors in the "Investor Relations" section of the Company’s website at www.prahs.com. The Company encourages investors and potential investors to consult the Company’s website regularly for important information about the Company.

Contacts:

Helen O’Donnell
Solebury Trout
Managing Director
203.428.3213
InvestorRelations@prahs.com or
hodonnell@soleburytrout.com

Forward-Looking Statements

This press release contains forward-looking statements that reflect, among other things, the Company’s current expectations and anticipated results of operations, all of which are subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements, market trends or industry results to differ materially from those expressed or implied by such forward-looking statements. For this purpose, any statements contained herein that are not statements of historical fact may constitute forward-looking statements. Without limiting the foregoing, words such as “anticipates,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “may,” “plans,” “projects,” “should,” “targets,” “will” and the negative thereof and similar words and expressions are intended to identify forward-looking statements. Actual results may differ materially from the Company’s expectations due to a number of factors, including that the current COVID-19 pandemic has adversely affected and may continue to affect adversely our business and results of operations; most of the Company’s contracts may be terminated on short notice and that the Company may be unable to maintain large customer contracts or to enter into new contracts; the Company may underprice contracts, overrun its cost estimates, or fail to receive approval for, or experience delays in, documenting change orders; the historical indications of the relationship of backlog to revenues may not be indicative of their future relationship; the Company may be unable to attract suitable investigators and patients for its clinical trials; the Company could be subject to employment liability with its embedded and functional outsourcing solutions as it places employees at the physical workplaces of its clients; the Company may lose key personnel or be unable to recruit and retain experienced personnel; the Company may be unable to maintain information systems or effectively update them; a failure or breach of the Company’s IT systems could result in customer information being compromised or otherwise significantly disrupt the Company’s business operations; client or therapeutic concentration or competition among clients could harm the Company’s business; if the Company does not keep pace with rapid technological changes, its services may become less competitive or obsolete; the Company may be unable to successfully identify, acquire and integrate businesses, services and technologies or to manage joint ventures; the Company’s business is subject to economic, political and other risks associated with international operations, including foreign currency exchange rate fluctuations; the Company may be exposed to liabilities under anti-corruption laws due to the global nature of its business; the Company’s failure to perform services in accordance with contractual requirements, certain laws and regulatory standards, and ethical considerations may subject it to significant costs or liability, damage its reputation and cause it to lose existing business or not receive new business; the Company’s services are related to treatment of human patients, and it could face liability if a patient is harmed; the Company’s relationships with existing or potential clients who are in competition with each other may adversely impact the degree to which other clients or potential clients use its services; the Company may be unable to compete effectively with other players in the biopharmaceutical services industry; changes in accounting standards may adversely affect the Company’s financial statements; the Company’s effective income tax rate may fluctuate which may adversely affect its operations, earnings, and earnings per share; the Company may not realize the full value of its goodwill and intangible assets, and may be unable to use net operating loss carry-forwards; the Company’s suppliers may increase its costs to obtain, restrict its use of or refuse to license its data, or the Company may otherwise be unable to continue to obtain products, services and licenses from third parties; the Company may be unable to protect its intellectual property; patent and other intellectual property litigation could be time-consuming and costly; biopharmaceutical industry outsourcing trends could change and adversely affect the Company’s operations and growth rate; government regulators or customers may limit the scope of prescriptions or withdraw products from the market; the U.S. and international healthcare industry is subject to political, economic and/or regulatory influences and changes, such as healthcare reform; current and proposed laws and regulations regarding the protection of personal data could result in increased risks of liability or increased cost or could limit the Company’s service offerings; the Company has substantial indebtedness, some of which have interest rates pricing using a spread over LIBOR, and may incur additional indebtedness in the future, which could adversely affect the Company’s financial condition; circumstances beyond the Company’s control could cause industry-wide reduction in demand for its services; and other factors that are set forth in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K filed with the SEC on February 21, 2020. The forward-looking statements in this release speak only as of the date hereof, and the Company undertakes no obligation to update any such statement after the date of this release, whether as a result of new information, future developments or otherwise, except as may be required by applicable law.

Use of Non-GAAP Financial Measures

This press release includes EBITDA, adjusted EBITDA, adjusted net income and adjusted net income per diluted share, each of which are financial measures not prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). Management believes that these measures provide useful supplemental information to management and investors regarding our operating results as they exclude certain items whose fluctuation from period- to- period do not necessarily correspond to changes in the operating results of our business. As a result, management and our board of directors regularly use EBITDA and adjusted EBITDA as a tool in evaluating our operating and financial performance and in establishing discretionary annual bonuses. Adjusted EBITDA is also the basis for covenant compliance EBITDA, which is used in certain covenants in the credit agreement governing our senior secured credit facilities. In addition, management believes that EBITDA, adjusted EBITDA and adjusted net income (including adjusted net income per share on a diluted basis) facilitate comparisons of our operating results with those of other companies by backing out of GAAP net income items relating to variations in capital structures (affecting interest expense), taxation, and the age and book depreciation of facilities and equipment (affecting relative depreciation expense), which may vary for different companies for reasons unrelated to operating performance. We believe that EBITDA, adjusted EBITDA and adjusted net income (including adjusted net income per share on a diluted basis) are frequently used by securities analysts, investors, and other interested parties in the evaluation of issuers, many of which also present EBITDA, adjusted EBITDA and adjusted net income (including adjusted net income per share on a diluted basis) when reporting their results in an effort to facilitate an understanding of their operating results.

These non-GAAP financial measures have limitations as analytical tools, and you should not consider these measures in isolation, or as a substitute for analysis of our results as reported under GAAP. Additionally, because not all companies use identical calculations, these presentations of EBITDA, adjusted EBITDA and adjusted net income (including adjusted net income per share on a diluted basis) may not be comparable to similarly titled measures of other companies.

EBITDA represents net income before interest, taxes, depreciation and amortization. Adjusted EBITDA and adjusted net income (including adjusted net income per share on a diluted basis) represent EBITDA and net income (including diluted net income per share), respectively, adjusted to exclude stock-based compensation expense, loss (gain) on disposal of fixed assets, loss on modification or extinguishment of debt, foreign currency losses (gains), other non-operating expense (income), equity in (gains) losses of unconsolidated joint ventures, transaction-related costs, acquisition-related costs, severance costs and restructuring charges, prior year foreign research and development credits, lease termination expense,  non-cash rent adjustment, adjustment to reflect amounts attributable to noncontrolling interest and other charges. Adjusted net income is also adjusted to exclude amortization of intangible assets, amortization of terminated interest rate swaps, and amortization of deferred financing costs. EBITDA, adjusted EBITDA and adjusted net income are not measurements of our financial performance under GAAP and should not be considered as alternatives to net income or other performance measures derived in accordance with

GAAP or as alternatives to cash flow from operating activities as measures of our liquidity. EBITDA, adjusted EBITDA and adjusted net income have limitations as analytical tools, and you should not consider such measures either in isolation or as substitutes for analyzing our results as reported under GAAP.

Some of these limitations are:

•	EBITDA and adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;

•	EBITDA and adjusted EBITDA do not reflect our interest expense, or the cash requirements necessary to service interest or principal payments, on our debt;

•	EBITDA and adjusted EBITDA do not reflect our tax expense or the cash requirements to pay our taxes;

•	EBITDA and adjusted EBITDA do not reflect historical capital expenditures or future requirements for capital expenditures or contractual commitments;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and adjusted EBITDA do not reflect any cash requirements for such replacements; and

•	other companies in our industry may calculate EBITDA and adjusted EBITDA differently, limiting their usefulness as comparative measures.

Because of these limitations, EBITDA and adjusted EBITDA should not be considered as discretionary cash available to us to reinvest in the growth of our business or as a measure of cash that will be available to us to meet our obligations.

Constant Currency

Constant currency comparisons are based on translating local currency amounts in the current year period at actual foreign exchange rates for the prior year. The Company routinely evaluates its financial performance on a constant currency basis in order to facilitate period-to-period comparisons without regard to the impact of changing foreign currency exchange rates.

PRA HEALTH SCIENCES, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
 (in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2020	2019
Revenue	$783,708	$722,022
Operating expenses:
Direct costs (exclusive of depreciation and amortization expense)	403,862	377,888
Reimbursable expenses	176,841	140,620
Selling, general and administrative expenses	106,957	97,095
Transaction-related costs	609	—
Depreciation and amortization expense	32,278	27,608
(Gain) loss on disposal of fixed assets, net	(19)	88
Income from operations	63,180	78,723
Interest expense, net	(13,487)	(12,369)
Foreign currency gains, net	7,842	6,128
Other expense, net	(4)	(88)
Income before income taxes	57,531	72,394
Provision for income taxes	16,871	28,138
Net income	40,660	44,256
Net income attributable to noncontrolling interest	—	(172)
Net income attributable to PRA Health Sciences, Inc.	$40,660	$44,084
Net income per share attributable to common stockholders:
Basic	$0.65	$0.68
Diluted	$0.63	$0.66
Weighted average common shares outstanding:
Basic	62,933	65,192
Diluted	64,339	66,847

PRA HEALTH SCIENCES, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
(in thousands, except share amounts)
(unaudited)

	March 31,	December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$150,804	$236,232
Restricted cash	36	38
Accounts receivable and unbilled services, net of allowance for credit losses of $2,603 at March 31, 2020	692,251	658,517
Other current assets	111,832	90,780
Total current assets	954,923	985,567
Fixed assets, net	184,899	180,716
Operating lease right-of-use assets	185,483	186,343
Goodwill	1,659,891	1,502,756
Intangible assets, net	646,290	638,577
Other assets	49,670	50,471
Total assets	$3,681,156	$3,544,430
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of borrowings under credit facilities	$—	$88,800
Current portion of long-term debt	25,000	25,000
Accounts payable	57,728	55,293
Accrued expenses and other current liabilities	372,327	304,799
Current portion of operating lease liabilities	37,347	37,603
Advanced billings	534,233	505,714
Total current liabilities	1,026,635	1,017,209
Long-term debt, net	1,267,973	1,140,178
Long-term portion of operating lease liabilities	171,277	172,370
Deferred tax liabilities	60,994	78,511
Other long-term liabilities	46,860	46,171
Total liabilities	2,573,739	2,454,439
Commitments and contingencies
Stockholders' equity:
Preferred stock (100,000,000 authorized shares; $0.01 par value)
Issued and outstanding -- none	—	—
Common stock (1,000,000,000 authorized shares; $0.01 par value)
Issued and outstanding -- 63,625,742 and 63,491,550 at March 31, 2020 and December 31, 2019, respectively	636	635
Additional paid-in capital	1,027,099	1,006,182
Accumulated other comprehensive loss	(204,260)	(160,108)
Retained earnings	283,942	243,282
Total stockholders' equity	1,107,417	1,089,991
Total liabilities and stockholders' equity	$3,681,156	$3,544,430

PRA HEALTH SCIENCES, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2020	2019
Cash flows from operating activities:
Net income	$40,660	$44,256
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	32,278	27,608
Amortization of debt issuance costs	421	448
Amortization of terminated interest rate swaps	1,565	1,631
Stock-based compensation expense	15,425	9,247
Change in fair value of acquisition-related contingent consideration	574	—
Unrealized foreign currency gains, net	(4,788)	(7,967)
Deferred income tax benefit	(18,524)	(10,521)
Other reconciling items	135	(78)
Changes in operating assets and liabilities, net of acquired assets and assumed liabilities:
Accounts receivable, unbilled services and advanced billings	(7,600)	(36,848)
Other operating assets and liabilities	436	13,250
Net cash provided by operating activities	60,582	41,026
Cash flows from investing activities:
Purchase of fixed assets	(21,460)	(19,895)
Proceeds from the sale of fixed assets	26	—
(Cash paid) proceeds received for interest on interest rate swap, net	(780)	416
Distributions from unconsolidated joint ventures	—	418
Acquisition of Care Innovations, Inc., net of cash acquired	(159,078)	—
Net cash used in investing activities	(181,292)	(19,061)
Cash flows from financing activities:
Borrowings on line of credit	100,000	—
Repayments of line of credit	(55,000)	—
Repayments of long-term debt	(6,250)	—
Proceeds from stock issued under employee stock purchase plan and stock option exercises	2,908	10,419
Payments for debt issuance costs	(470)	—
Net cash provided by financing activities	41,188	10,419
Effects of foreign exchange changes on cash, cash equivalents, and restricted cash	(5,908)	506
Change in cash, cash equivalents, and restricted cash	(85,430)	32,890
Cash, cash equivalents, and restricted cash, beginning of period	236,270	144,709
Cash, cash equivalents, and restricted cash, end of period	$150,840	$177,599

PRA HEALTH SCIENCES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2020	2019
Net income attributable to PRA Health Sciences, Inc.	$40,660	$44,084
Depreciation and amortization expense	32,278	27,608
Interest expense, net	13,487	12,369
Provision for income taxes	16,871	28,138
EBITDA	103,296	112,199
Stock-based compensation expense (a)	15,425	9,247
(Gain) loss on disposal of fixed assets, net (b)	(19)	88
Foreign currency gains, net (c)	(7,842)	(6,128)
Other non-operating expense, net (d)	4	88
Transaction-related costs (e)	609	—
Acquisition-related costs (f)	838	2,119
Lease termination expense (g)	—	(218)
Non-cash rent adjustment (h)	(508)	(339)
Other charges (i)	282	—
Non-operating income attributable to noncontrolling interest	—	85
Adjusted EBITDA	$112,085	$117,141

Net income attributable to PRA Health Sciences, Inc.	$40,660	$44,084
Provision for income taxes	16,871	28,138
Amortization of intangible assets	19,126	17,186
Amortization of deferred financing costs	421	448
Amortization of terminated interest rate swaps	1,565	1,631
Stock-based compensation expense (a)	15,425	9,247
(Gain) loss on disposal of fixed assets, net (b)	(19)	88
Foreign currency gains, net (c)	(7,842)	(6,128)
Other non-operating expense, net (d)	4	88
Transaction-related costs (e)	609	—
Acquisition-related costs (f)	838	2,119
Lease termination expense (g)	—	(218)
Non-cash rent adjustment (h)	(508)	(339)
Other charges (i)	282	—
Non-operating income attributable to noncontrolling interest	—	85
Adjusted pre-tax income	87,432	96,429
Adjusted tax expense (j)	(20,108)	(23,143)
Adjusted net income	$67,324	$73,286

Diluted weighted average common shares outstanding	64,339	66,847

Adjusted net income per diluted share	$1.05	$1.10

PRA HEALTH SCIENCES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE
(in millions, except per share amounts)
(unaudited)

	Q2 2020
	Low	High
Total Revenue	$705.0	$740.0

	Q2 2020
	Adjusted Net Income		Adjusted Diluted Earnings Per Share
	Low	High	Low	High

Net income and net income per diluted share	$21.0	$30.0	$0.32	$0.46
Adjustments:
Provision for income taxes	6.0	9.0	0.09	0.14
Amortization of intangible assets	19.0	19.0	0.29	0.29
Amortization of deferred financing costs	1.0	1.0	0.02	0.02
Amortization of terminated interest rate swaps	1.0	1.0	0.02	0.02
Stock-based compensation expense (a)	15.0	15.0	0.23	0.23
Adjusted pre-tax income	63.0	75.0	0.97	1.16
Adjusted tax expense (j)	(14.0)	(17.0)	(0.22)	(0.26)
Adjusted net income and adjusted net income per diluted share	$49.0	$58.0	$0.75	$0.90

(a)	Stock-based compensation expense represents the amount of recurring non-cash expense related to the Company’s equity compensation programs.

(b)
Loss on disposal of fixed assets represents the costs incurred in connection with the sale or disposition of fixed assets, primarily IT equipment and furniture and fixtures. We exclude these losses from adjusted EBITDA and adjusted net income because they result from investing decisions rather than from decisions made related to our ongoing operations.

(c)
Foreign currency gains (losses), net primarily relates to gains or losses that arise in connection with the revaluation of short-term inter-company balances between our domestic and international subsidiaries. In addition, this amount includes gains or losses from foreign currency transactions, such as those resulting from the settlement of third-party accounts receivable and payables denominated in a currency other than the local currency of the entity making the payment. We exclude these gains and losses from adjusted EBITDA and adjusted net income because they result from financing decisions rather than from decisions made related to our ongoing operations and because fluctuations from period- to- period do not necessarily correspond to changes in our operating results.

(d)	Other non-operating expense, net represents income and expense that are non-operating and whose fluctuations from period- to- period do not necessarily correspond to changes in our operating results.

(e)
Transaction-related costs include fees associated with our secondary offerings, stock-based compensation expense related to the transfer restrictions on vested options, the amendment to our accounts receivable financing agreement, costs associated with acquisition related earn-out liabilities, and expenses associated with our acquisitions.

(f)
Acquisition-related costs primarily consist of professional fees, rebranding costs, the elimination of redundant facilities and any other costs incurred directly related to the integration of these acquisitions.

(g)	Lease termination expense represents charges incurred in connection with the termination of leases at locations that are no longer being used by the Company.

(h)
We have escalating leases that require the amortization of rent expense on a straight-line basis over the life of the lease. The non-cash rent adjustment represents the difference between rent expense recorded in the consolidated statement of operations and the amount of cash actually paid.

(i)	Represents charges incurred that are not considered part of our core operating results.

(j)	Represents the tax effect of adjusted pre-tax income at our estimated effective tax rate.